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                                                                  Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated May 15, 1997 in the Registration Statement (Form S-4) and related Prospectus of Marsh Supermarkets, Inc. for the registration of $150,000,000 of 8.875% Senior Subordinated Notes, Series B due 2007.

                                                     /s/ Ernst & Young LLP

Indianapolis, Indiana
October 14, 1997